UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             AVAX TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                               13-3575874
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

4520 Main Street, Suite 930, Kansas City, M.O.          64111
(Address of principal executive offices)              (Zip Code)


Securities to be register pursuant to Section 12(b) of the Act: NONE


Securities to be registered pursuant to Section 12(g) of the Act:


                                         Name of each exchange on which
                                         ---------------------------------------
Title of each class to be registered     class is to be registered
------------------------------------     ---------------------------------------

Common Stock, $.004 par value            Nasdaq SmallCap Market


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Item 1.           Description of Registrant's Securities to be Registered.

                  For a description of the Common Stock, par value $.004 per share, of the Registrant being registered hereunder, reference is made to the information under the heading "Description of Securities" on page 43 of the Prospectus dated May 23, 1997, filed by the Registrant as part of its Registration Statement on Form SB-2, as amended, with the Securities and Exchange Commission on May 23, 1997 (Registration No. 333-09349). The aforementioned description is hereby incorporated by reference herein and made a part of this registration statement. A copy of such page is included herewith as
Exhibit 1 hereto.


Item 2.  Exhibits

         1. Page 43 of the Prospectus dated May 23, 1997, included in the Registrant's Registration Statement on Form SB-2, as amended, filed with the Commission on May 23, 1997 (Registration No. 333-09349), setting forth a description of the Common Stock, par value $.004 per share, of the Registrant being registered hereby.

         2. Certificate of Incorporation, as amended to date, of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 of the Registrant (Registration No. 333-09349)).

         3. By-laws, as amended to date, of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 of the Registrant (Registration No. 333-09349)).

         4. Specimen Certificate for the Common Stock, par value $.004 per share, of the Registrant being registered hereby (incorporated herein by reference to Exhibit 4.2 of the Registration Statement on Form SB-2 of the Registrant (Registration No. 333-09349)).


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                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  AVAX TECHNOLOGIES, INC.

                                  By:    /s/ Jeffrey M. Jonas, M.D.
                                         Jeffrey M. Jonas, M.D.
                                         President and Chief Executive Officer
                                         (Principal Executive Officer)


Dated:  May 23, 1997




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